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                      PROXY SOLICITATION



Identify yourself - We have been reviewing the shareholder

voting positions for our annual meeting on February 28, and

find that a number of positions in your institution have not yet voted.



I'm calling to ensure that you did receive all of the proxies requested.  In addition, I would appreciate your support in

soliciting the vote of those beneficial or voting shareholders who have not yet sent in their proxies.  Over the past 27

years, we have been successful in obtaining the votes of over

90 percent of the shares outstanding.  This has been a great record; but in order to be that successful, we need the

assistance of people in custody institutions who are in a

position to help.  As I am sure you are aware, the outsourcing of proxy administration is well established and growing.  The reporting of proxy votes in cumulated positions of the various depository institutions is a trend which will make identifying unvoted positions more difficult and therefore, challenges our ability to maintain this record.



Could I review the outstanding positions with you and solicit your help?